Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2019

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2019
Results in-line; Full-Year Guidance Range Maintained

CHATTANOOGA, Tenn. (April 30, 2019) – CBL Properties (NYSE:CBL) announced results for the first quarter ended March 31, 2019. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2019	2018	%
Net loss attributable to common shareholders per diluted share	$(0.29)	$(0.06)	(383.3)%
Funds from Operations ("FFO") per diluted share	$0.22	$0.42	(47.6)%
FFO, as adjusted, per diluted share (1)	$0.30	$0.42	(28.6)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•	CBL has made tremendous progress on its anchor replacement program, with nearly two dozen anchor replacements recently opened or pending (complete list follows).

•	In January 2019, CBL announced a new $1.185 billion secured credit facility maturing in July 2023.

•
FFO per diluted share, as adjusted, was $0.30 for the first quarter 2019, compared with $0.42 per share for the first quarter 2018. First quarter 2019 FFO per share was impacted by approximately $0.02 per share higher G&A expense primarily related to legal and third party fees incurred for the $500 million term loan that closed in January and litigation expense, $0.01 per share of lower outparcel sales, $0.02 per share of dilution from asset sales completed in 2018 and year-to-date and $0.05 per share of lower property NOI.

•	Total Portfolio Same-center NOI declined 5.3% for the three months ended March 31, 2019.

•
Portfolio occupancy increased 20 basis points to 91.3% as of March 31, 2019, compared with 91.1% as of March 31, 2018. Same-center mall occupancy was 89.7% as of March 31, 2019, a 20 basis point improvement compared with 89.5% as of March 31, 2018.

•	Same-center sales per square foot for the stabilized mall portfolio for the twelve-months ended March 31, 2019, of $377 per square foot were flat compared with the prior-year period.

•	Year-to-date, CBL has completed gross asset sales totaling $51 million.

1

"First quarter places CBL on-track to achieve results within our full-year guidance range," commented Stephen Lebovitz, chief executive officer.  "We signed new leases at an average increase of 9.3% over the previous lease, and portfolio occupancy increased 20 basis points year-over-year.  Our leasing efforts are successfully diversifying our tenant mix with nearly 80% of total new leases signed in the first quarter with non-apparel tenants.  We have 22 anchor replacements committed, with six already open and many more under negotiation, demonstrating tremendous progress on our anchor replacement program. This program will help stabilize our income as we replace lost revenues, mitigate co-tenancy exposure and deliver new uses that drive traffic and strengthen the entire property.  Anchor replacements such as the Stadium Live! Casino at Westmoreland Mall and Shoprite Supermarket at Stroud Mall are tangible examples of how we are transforming our centers with minimal cash investment by CBL.
            “We expect ongoing pressure from retail bankruptcies and certain underperforming retailers in 2019. However, the market is severely discounting the underlying strength and potential of our properties, the progress we are making on our strategy and the determination of our team.   We are pushing every day to achieve our top priority of stabilizing future revenues.  We have addressed our significant maturities for 2019, including the extension of our credit facility in January, which provides us with both time and flexibility to execute our plan.  Given the overall environment, we have a heightened sense of urgency across our company as we work together to execute on our strategic objectives and our goal of ultimately returning CBL to its proper valuation."
Net loss attributable to common shareholders for the first quarter 2019 was $50.2 million, or a loss of $0.29 per diluted share, compared with a net loss of $10.3 million, or a loss of $0.06 per diluted share, for the first quarter 2018. Net loss for the first quarter 2019 was impacted by $88.15 million of litigation settlement expense.
FFO allocable to common shareholders, as adjusted, for the first quarter 2019 was $52.4 million, or $0.30 per diluted share, compared with $72.2 million, or $0.42 per diluted share, for the first quarter 2018. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the first quarter 2019 was $60.5 million compared with $83.8 million for the first quarter 2018.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended March 31, 2019
Portfolio same-center NOI	(5.3)%
Mall same-center NOI	(5.8)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended March 31, 2019, include:

•	Same-center NOI declined $8.0 million, due to a $13.4 million decrease in revenues offset by a $5.4 million decline in operating expenses.

•
Rental revenues declined $13.4 million, driven by a $0.2 million decline in percentage rents, a $5.9 million decline in tenant reimbursements and real estate tax reimbursements and a $7.3 million decline in minimum and other rents, including $1.6 million in uncollectable revenue. Uncollectable revenue represents amounts formerly described as bad debt expense, which were included in property operating expense in prior periods.

•
Property operating expenses declined $3.0 million compared with the prior year, substantially related to $2.1 million in bad debt expense included in the prior year period. These amounts for the current period are included in rental revenues as uncollectable revenue. Maintenance and repair expenses increased $0.7 million. Real estate tax expenses declined $1.7 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of March 31,
	2019	2018
Portfolio occupancy	91.3%	91.1%
Mall portfolio	89.4%	89.3%
Same-center malls	89.7%	89.5%
Stabilized malls	89.7%	89.5%
Non-stabilized malls (2)	76.4%	77.0%
Associated centers	96.9%	97.8%
Community centers	97.6%	97.4%

(1)
Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied. Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo as of March 31, 2019 and March 31, 2018.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31, 2019
Stabilized Malls	(9.4)%
New leases	9.3%
Renewal leases	(12.3)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended March 31,
	2019	2018	% Change
Stabilized mall same-center sales per square foot	$377	$377	—%
Stabilized mall sales per square foot	$377	$373	1.1%

DISPOSITIONS
Year-to-date, CBL has closed on $51.0 million in asset sales including the sale of Cary Towne Center in Cary, NC, for $31.5 million. Proceeds from the sale were used to satisfy a portion of the $43.7 million outstanding non-recourse loan secured by the property. The remaining principal balance was forgiven. Additionally, in April, CBL completed the sale of Honey Creek Mall in Terre Haute, IN, for $14.6 million to Out of the Box Ventures, a subsidiary of Lionheart Capital. CBL will provide third party leasing and management services for Cary Towne Center and Honey Creek Mall.

Property	Location	Date Closed	Gross Sales Price (M)
Various parcels/land	Various	Various	$4.9
Cary Towne Center	Cary, NC	January	$31.5
Honey Creek Mall	Terre Haute, IN	April	$14.6
Total			$51.0

FINANCING ACTIVITY
In January 2019, CBL closed on a new $1.185 billion senior secured facility (the “Facility”), which includes a fully-funded $500 million term loan (the “Term Loan”) and a revolving line of credit (the ”Line of Credit”) with total borrowing capacity of $685 million. The Facility matures in July 2023 and bears a floating interest rate of 225 basis points over LIBOR. The Term Loan will be reduced by $35 million per year, paid in quarterly installments. The Facility replaces all of the Company’s prior unsecured bank facilities, which totaled $1.795 billion.

In January, CBL completed the transfer of Acadiana Mall in Lafayette, LA, to the holder of the note in exchange for extinguishment of the $119.8 million loan.

In April, CBL closed a new $50 million non-recourse loan secured by Volusia Mall in Daytona, FL, for a term of five years at a fixed interest rate of 4.56%. CBL concurrently retired the existing cross-collateralized loans secured by Honey Creek Mall in Terre Haute, IN, and Volusia Mall in Daytona, FL, which aggregated to $64.0 million and bore an interest rate of 8%. CBL used proceeds from the new loan as well as the sale of Honey Creek Mall to retire the maturing loans.

CBL has entered into discussion with the lender for the $67.2 million loan secured by Greenbrier Mall, which matures in December 2019. CBL's results for the first quarter 2019 included a $22.8 million loss on impairment of real estate related to the write down of the carrying value of Greenbrier Mall to the property's estimated fair value. The impairment was primarily the result of a change in the anticipated hold period as well as declines in the property's cash flow.

ANCHOR REPLACEMENT PROGRESS
Anchor replacements recently opened or pending include (complete list and additional information can be found in the financial supplement):

Property	Prior Tenant	New Tenant(s)	Status
Cherryvale Mall	Bergner's	Choice Home Center	Open
Eastland Mall	JCPenney	H&M, Planet Fitness	Open
Jefferson Mall	Macy's	Round1	Open
Northwoods Mall	Sears	Burlington	Open
Kentucky Oaks Mall	Sears	Burlington, Ross Dress for Less	Open
West Towne	Sears	Dave & Busters, Total Wine	Open
Hanes Mall	Shops	Dave & Busters	Opening May 2019
Parkdale Mall	Macy's	Dick's, Five Below, HomeGoods	Opening May 2019
Brookfield Square	Sears	Marcus Theaters, Whirlyball	Opening fall 2019
South County Center	Sears	Round1	Construction in 2019
Dakota Square	Herberger's	Ross Dress for Less	Construction in 2019
Imperial Valley	Sears	Hobby Lobby	Construction in 2019
Laurel Park Place	Carson's	Dunham's Sports	Construction in 2019
Kentucky Oaks Mall	Elder Beerman	HomeGoods	Construction in 2019
Westmoreland Mall	BonTon	Stadium Live! Casino	Construction in 2019
Meridian Mall	Younkers	High Kaliber Karts	Construction in 2019
Stroud Mall	Boston	Shoprite	Construction in 2019
Cherryvale Mall	Sears	Tilt	Construction in 2019
York Galleria	Sears	Penn National Casino	Construction in 2020
Hamilton Place	Sears	Dick's Sporting Goods, Dave & Busters, ALoft Hotel, office	Opening 2020
Richland Mall	Sears	Dillard's	Opening 2020
Hanes Mall	Sears	Novant Health	Opening TBD

LITIGATION SETTLEMENT
In April, CBL entered into a settlement agreement, which replaced and superseded the term sheet entered into in March 2019, in the class action lawsuit filed on March 16, 2016, in the United States District Court for the Middle District of Florida (the"Court"). The settlement agreement was preliminarily approved by the Court on April 24, 2019, but remains subject to the final approval order. CBL accrued in its financial statements for the first quarter of 2019, an amount equal to the maximum expected settlement of approximately $88.15 million. This amount will be reduced in subsequent periods to reflect amounts actually paid through the claims process and credits actually made or as CBL is relieved of liability pursuant to the terms of the settlement agreement.

OUTLOOK AND GUIDANCE
Based on year-to-date results and expectations for the first quarter 2019, CBL anticipates achieving 2019 FFO, as adjusted, within its previously issued guidance range of $1.41 - $1.46 per diluted share. Guidance incorporates a reserve in the range of $5.0 - $15.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2019. Based on bankruptcy and leasing activity year-to-date, including the impact of any co-tenancy, CBL currently expects to utilize approximately $6 - $8 million of the Reserve. Key assumptions underlying guidance are as follows:

	Low	High
2019 FFO, as adjusted, per share (includes the Reserve)	1.41	1.46
2019 Change in Same-Center NOI ("SC NOI") (Includes the Reserve)	(7.75)%	(6.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$15.0 million	$5.0 million
Gains on outparcel sales	$10.0 million	$15.0 million

Reconciliation of GAAP net income (loss) to 2019 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$(0.18)	$(0.12)
Adjust to fully converted shares from common shares	0.03	0.02
Expected earnings per diluted, fully converted common share	(0.15)	(0.10)
Add: depreciation and amortization	1.38	1.38
Add: loss on impairment	0.12	0.12
Add: noncontrolling interest in loss of Operating Partnership	(0.02)	(0.02)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.33	$1.38
Add: Litigation Settlement	0.44	0.44
Adjustment for certain significant items	(0.36)	(0.36)
Expected adjusted FFO per diluted, fully converted common share	$1.41	$1.46

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will host a conference call on Wednesday, May 1, 2019, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317‑6003 or (412) 317-6061 and enter the confirmation number, 9433932.  A replay of the conference call will be available through May 8, 2019, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10128914.
The Company will also provide an online webcast and rebroadcast of its first quarter 2019 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, May 1, 2019, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.

To receive the CBL Properties first quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com.
ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 114 properties totaling 71.1 million square feet across 26 states, including 71 high-quality enclosed, outlet and open-air retail centers and 11 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.
ADOPTION OF NEW LEASE ACCOUNTING STANDARD
The Company adopted Accounting Standards Codification ("ASC") 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statements of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. Please see the Company’s Supplemental Financial and Operating Information located in the Invest section of the Company’s website for more information regarding the components of rental revenues.
NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months Ended March 31, 2019
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
REVENUES (1):
Rental revenues	$190,980	$212,729
Management, development and leasing fees	2,523	2,721
Other	4,527	4,750
Total revenues	198,030	220,200

OPERATING EXPENSES:
Property operating	(28,980)	(32,826)
Depreciation and amortization	(69,792)	(71,750)
Real estate taxes	(19,919)	(21,848)
Maintenance and repairs	(12,776)	(13,179)
General and administrative	(22,007)	(18,304)
Loss on impairment	(24,825)	(18,061)
Litigation settlement	(88,150)	—
Other	—	(94)
Total operating expenses	(266,449)	(176,062)

OTHER INCOME (EXPENSES):
Interest and other income	489	213
Interest expense	(53,998)	(53,767)
Gain on extinguishment of debt	71,722	—
Gain on sales of real estate assets	228	4,371
Income tax benefit (provision)	(139)	645
Equity in earnings of unconsolidated affiliates	3,308	3,739
Total other income (expenses)	21,610	(44,799)
Net loss	(46,809)	(661)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	7,758	1,665
Other consolidated subsidiaries	75	(101)
Net income (loss) attributable to the Company	(38,976)	903
Preferred dividends	(11,223)	(11,223)
Net loss attributable to common shareholders	$(50,199)	$(10,320)

Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.29)	$(0.06)
Weighted-average common and potential dilutive common shares outstanding	173,252	171,943

(1) See "Implementation of Lease Accounting Standard" on page 6 for further information on the presentation of rental revenues in accordance with the new standard adopted effective January 1, 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net loss attributable to common shareholders	$(50,199)	$(10,320)
Noncontrolling interest in loss of Operating Partnership	(7,758)	(1,665)
Depreciation and amortization expense of:
Consolidated properties	69,792	71,750
Unconsolidated affiliates	10,666	10,401
Non-real estate assets	(897)	(921)
Noncontrolling interests' share of depreciation and amortization	(2,157)	(2,166)
Loss on impairment	24,825	18,061
Gain on depreciable property	(242)	(2,236)
FFO allocable to Operating Partnership common unitholders	44,030	82,904
Litigation settlement, net of taxes (1)	87,667	—
Non-cash default interest expense (2)	542	916
Gain on extinguishment of debt (3)	(71,722)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$60,517	$83,820

FFO per diluted share	$0.22	$0.42

FFO, as adjusted, per diluted share	$0.30	$0.42

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	200,010	199,694

(1) The three months ended March 31, 2019 is comprised of the accrued maximum expense related to the proposed settlement of a class action lawsuit.
(2) The three months ended March 31, 2019 includes default interest expense related to Acadiana Mall and Cary Towne Center. The three months ended March 31, 2018 includes default interest expense related to Acadiana Mall.

(3) The three months ended March 31, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended March 31,
	2019	2018
Diluted EPS attributable to common shareholders	$(0.29)	$(0.06)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.39	0.40
Loss on impairment	0.12	0.09
Gain on depreciable property	—	(0.01)
FFO per diluted share	$0.22	$0.42

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended March 31,
	2019	2018
FFO allocable to Operating Partnership common unitholders	$44,030	$82,904
Percentage allocable to common shareholders (1)	86.62%	86.10%
FFO allocable to common shareholders	$38,139	$71,380

FFO allocable to Operating Partnership common unitholders, as adjusted	$60,517	$83,820
Percentage allocable to common shareholders (1)	86.62%	86.10%
FFO allocable to common shareholders, as adjusted	$52,420	$72,169

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 15.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended March 31,
	2019	2018
Lease termination fees	$1,017	$6,261
Lease termination fees per share	$0.01	$0.03

Straight-line rental income	$237	$(3,633)
Straight-line rental income per share	$—	$(0.02)

Gains on outparcel sales	$618	$2,147
Gains on outparcel sales per share	$—	$0.01

Net amortization of acquired above- and below-market leases	$808	$805
Net amortization of acquired above- and below-market leases per share	$—	$—

Net amortization of debt premiums and discounts	$324	$107
Net amortization of debt premiums and discounts per share	$—	$—

Income tax benefit (provision)	$(139)	$645
Income tax benefit (provision) per share	$—	$—

Gain on extinguishment of debt	$71,722	$—
Gain on extinguishment of debt per share	$0.36	$—

Non-cash default interest expense	$(542)	$(916)
Non-cash default interest expense per share	$—	$—

Abandoned projects expense	$—	$(94)
Abandoned projects expense per share	$—	$—

Interest capitalized	$563	$587
Interest capitalized per share	$—	$—

Litigation settlement, net of taxes	$(87,667)	$—
Litigation settlement, net of taxes per share	$(0.44)	$—

	As of March 31,
	2019	2018
Straight-line rent receivable	$53,870	$58,244

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(46,809)	$(661)

Adjustments:
Depreciation and amortization	69,792	71,750
Depreciation and amortization from unconsolidated affiliates	10,666	10,401
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,157)	(2,166)
Interest expense	53,998	53,767
Interest expense from unconsolidated affiliates	6,570	5,954
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,766)	(1,851)
Abandoned projects expense	—	94
Gain on sales of real estate assets	(228)	(4,371)
Gain on sales of real estate assets of unconsolidated affiliates	(630)	—
Gain on extinguishment of debt	(71,722)	—
Loss on impairment	24,825	18,061
Litigation settlement	88,150	—
Income tax (benefit) provision	139	(645)
Lease termination fees	(1,017)	(6,261)
Straight-line rent and above- and below-market lease amortization	(1,045)	2,828
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	75	(101)
General and administrative expenses	22,007	18,304
Management fees and non-property level revenues	(2,666)	(3,818)
Operating Partnership's share of property NOI	148,182	161,285
Non-comparable NOI	(5,041)	(10,105)
Total same-center NOI (1)	$143,141	$151,180
Total same-center NOI percentage change	(5.3)%

Same-center Net Operating Income
(Continued)

	Three Months Ended March 31,
	2019	2018
Malls	$127,920	$135,848
Associated centers	8,127	8,003
Community centers	5,483	5,395
Offices and other	1,611	1,934
Total same-center NOI (1)	$143,141	$151,180

Percentage Change:
Malls	(5.8)%
Associated centers	1.5%
Community centers	1.6%
Offices and other	(16.7)%
Total same-center NOI (1)	(5.3)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2019, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2019. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019 and 2018

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,971,830	$970,453	$3,942,283	$(20,083)	$3,922,200
Noncontrolling interests' share of consolidated debt	(93,909)	—	(93,909)	775	(93,134)
Company's share of unconsolidated affiliates' debt	547,494	84,404	631,898	(2,529)	629,369
Company's share of consolidated and unconsolidated debt	$3,425,415	$1,054,857	$4,480,272	$(21,837)	$4,458,435
Weighted-average interest rate	5.16%	4.78%	5.07%

	As of March 31, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,110,446	$1,114,969	$4,225,415	$(17,730)	$4,207,685
Noncontrolling interests' share of consolidated debt	(76,785)	(5,403)	(82,188)	670	(81,518)
Company's share of unconsolidated affiliates' debt	529,722	67,754	597,476	(2,319)	595,157
Company's share of consolidated and unconsolidated debt	$3,563,383	$1,177,320	$4,740,703	$(19,379)	$4,721,324
Weighted-average interest rate	5.19%	3.23%	4.70%

Total Market Capitalization as of March 31, 2019
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	200,220	$1.55	$310,341
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			936,591
Company's share of total debt, excluding unamortized deferred financing costs			4,480,272
Total market capitalization			$5,416,863

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on March 29, 2019. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019 and 2018

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
	Basic	Diluted
2019:
Weighted-average shares - EPS	173,252	173,252
Weighted-average Operating Partnership units	26,758	26,758
Weighted-average shares - FFO	200,010	200,010

2018:
Weighted-average shares - EPS	171,943	171,943
Weighted-average Operating Partnership units	27,751	27,751
Weighted-average shares - FFO	199,694	199,694

Dividend Payout Ratio

	Three Months Ended March 31,
	2019	2018
Weighted-average cash dividend per share	$0.08586	$0.20885
FFO, as adjusted, per diluted fully converted share	$0.30	$0.42
Dividend payout ratio	28.6%	49.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	March 31, 2019	December 31, 2018
ASSETS
Real estate assets:
Land	$786,011	$793,944
Buildings and improvements	6,259,125	6,414,886
	7,045,136	7,208,830
Accumulated depreciation	(2,478,821)	(2,493,082)
	4,566,315	4,715,748
Held for sale	—	30,971
Developments in progress	56,273	38,807
Net investment in real estate assets	4,622,588	4,785,526
Cash and cash equivalents	21,055	25,138
Receivables:
Tenant, net of allowance for doubtful accounts of $2,337 in 2018	71,662	77,788
Other, net of allowance for doubtful accounts of $838 in 2018	9,858	7,511
Mortgage and other notes receivable	7,406	7,672
Investments in unconsolidated affiliates	277,357	283,553
Intangible lease assets and other assets	152,022	153,665
	$5,161,948	$5,340,853

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,922,199	$4,043,180
Accounts payable and accrued liabilities	278,260	218,217
Liabilities related to assets held for sale	—	43,716
Total liabilities	4,200,459	4,305,113
Commitments and contingencies
Redeemable noncontrolling interests	3,017	3,575
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 173,461,916 and 172,656,458 issued and outstanding in 2019 and 2018, respectively	1,735	1,727
Additional paid-in capital	1,967,845	1,968,280
Dividends in excess of cumulative earnings	(1,069,104)	(1,005,895)
Total shareholders' equity	900,501	964,137
Noncontrolling interests	57,971	68,028
Total equity	958,472	1,032,165
	$5,161,948	$5,340,853

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019
Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	March 31, 2019	December 31, 2018
ASSETS:
Investment in real estate assets	$2,100,828	$2,097,088
Accumulated depreciation	(687,230)	(674,275)
	1,413,598	1,422,813
Developments in progress	16,961	12,569
Net investment in real estate assets	1,430,559	1,435,382
Other assets	178,916	188,521
Total assets	$1,609,475	$1,623,903

LIABILITIES:
Mortgage and other indebtedness, net	$1,318,685	$1,319,949
Other liabilities	33,695	39,777
Total liabilities	1,352,380	1,359,726

OWNERS' EQUITY:
The Company	185,123	191,050
Other investors	71,972	73,127
Total owners' equity	257,095	264,177
Total liabilities and owners’ equity	$1,609,475	$1,623,903

	Three Months Ended March 31,
	2019	2018
Total revenues	$55,867	$57,181
Depreciation and amortization	(19,357)	(19,787)
Operating expenses	(16,921)	(19,980)
Income from operations	19,589	17,414
Interest and other income	351	353
Interest expense	(14,564)	(12,458)
Gain on sales of real estate assets	634	—
Net income	$6,010	$5,309

	Company's Share for the Three Months Ended March 31,
	2019	2018
Total revenues	$27,873	$29,621
Depreciation and amortization	(10,666)	(10,401)
Operating expenses	(8,201)	(9,770)
Income from operations	9,006	9,450
Interest and other income	242	243
Interest expense	(6,570)	(5,954)
Gain on sales of real estate assets	630	—
Net income	$3,308	$3,739

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

Three Months Ended March 31,
2019	2018
Net loss	$(46,809)	$(661)
Depreciation and amortization	69,792	71,750
Depreciation and amortization from unconsolidated affiliates	10,666	10,401
Interest expense	53,998	53,767
Interest expense from unconsolidated affiliates	6,570	5,954
Income taxes	247	(570)
Loss on impairment	24,825	18,061
Gain on depreciable property	(242)	(2,236)
EBITDAre (1)	119,047	156,466
Gain on extinguishment of debt	(71,722)	—
Litigation settlement, net of taxes	87,667	—
Abandoned projects	—	94
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	75	(101)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,157)	(2,166)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,766)	(1,851)
Company's share of Adjusted EBITDAre	$131,144	$152,442
(1) Includes $615 and $2,135 related to sales of non-depreciable real estate assets for the three months ended March 31, 2019 and 2018, respectively.

Interest Expense:
Interest expense	$53,998	$53,767
Interest expense from unconsolidated affiliates	6,570	5,954
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,766)	(1,851)
Company's share of interest expense	$58,802	$57,870

Ratio of Adjusted EBITDAre to Interest Expense	2.2	x	2.6	x

Reconciliation of Adjusted EBITDAre to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended March 31,
	2019	2018
Company's share of Adjusted EBITDAre	$131,144	$152,442
Interest expense	(53,998)	(53,767)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,766	1,851
Income taxes	(247)	570
Net amortization of deferred financing costs, debt premiums and discounts	2,304	1,709
Net amortization of intangible lease assets and liabilities	(551)	(475)
Depreciation and interest expense from unconsolidated affiliates	(17,236)	(16,355)
Litigation settlement, net of taxes	(87,667)	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,157	2,166
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	(75)	101
(Gain) loss on outparcel sales	14	(2,135)
Loss on insurance proceeds	277	—
Equity in earnings of unconsolidated affiliates	(3,308)	(3,739)
Distributions of earnings from unconsolidated affiliates	5,671	4,011
Share-based compensation expense	2,043	2,314
Provision for doubtful accounts	1,540	2,041
Change in deferred tax assets	63	(629)
Changes in operating assets and liabilities	72,020	8,181
Cash flows provided by operating activities	$55,917	$98,286

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended March 31,
	2019	2018
Minimum rents	$137,558	$150,361
Percentage rents	2,242	2,043
Other rents	2,008	2,055
Tenant reimbursements	50,712	58,270
Estimate of uncollectable amounts (1)	(1,540)	—
Total rental revenues	$190,980	$212,729

(1)	Prior to the adoption of ASC 842, uncollectable amounts were recorded as bad debt expense, which was included in property operating expense, and was $2,041 for the three months ended March 31, 2018.

Supplemental Financial And Operating Information
As of March 31, 2019

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	5.14%	$54,100		$—	$54,100
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	23,662	(1)	23,662	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	40,704	(1)	40,704	—
Greenbrier Mall	Chesapeake, VA		Dec-19		5.41%	67,201		67,201	—
Hickory Point Mall	Forsyth, IL		Dec-19		5.85%	27,446		27,446	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.99%	4,542		—	4,542
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,236		12,236	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	66,715		66,715	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.99%	9,421		—	9,421
Parkway Place	Huntsville, AL		Jul-20		6.50%	34,194		34,194	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	52,920		52,920	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	77,879		77,879	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	33,649		33,649	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,748		8,748	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	80,564		80,564	—
Fayette Mall	Lexington, KY		May-21		5.42%	150,940		150,940	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	45,228		45,228	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	65,514		65,514	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	114,476		114,476	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	64,833		64,833	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	108,612		108,612	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	17,589		17,589	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	63,016		63,016	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	59,428		59,428	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	33,631		33,631	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	72,855		72,855	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	71,347		71,347	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	37,609		37,609	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	101,944		101,944	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	74,554		74,554	—
Total Loans On Operating Properties						1,675,557		1,607,494	68,063
Weighted-average interest rate						5.33%		5.34%	5.11%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	5.38%	12,390		—	12,390

Operating Partnership Debt:
Secured credit facility:
$685,000 capacity			Jul-23		4.74%	390,000		—	390,000

Secured term loan:
$500,000 term loan			Jul-23		4.74%	500,000		—	500,000

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,461)		(2,461)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(45)		(45)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(8,158)		(8,158)	—
	SUBTOTAL					1,364,336		1,364,336	—

Total Consolidated Debt						$3,942,283	(2)	$2,971,830	$970,453
Weighted-average interest rate						5.23%		5.38%	4.77%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Triangle Town Center	Raleigh, NC		Dec-18		4.00%	$13,900	(3)	$13,900	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,050	(4)	10,050	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	5.24%	17,594		—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.74%	20,196		—	20,196
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.74%	7,959		—	7,959
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.74%	27,454		—	27,454
York Town Center	York, PA		Feb-22		4.90%	15,792		15,792	—
York Town Center - Pier 1	York, PA		Feb-22		5.23%	619		—	619
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		5.24%	5,920		—	5,920
West County Center	St. Louis, MO		Dec-22		3.40%	88,884		88,884	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	47,095		47,095	—
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		5.24%	4,662		—	4,662
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	28,963	(5)	28,963	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	54,952		54,952	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,652		2,652	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	134,510		134,510	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	44,173		44,173	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	76,523		76,523	—
	SUBTOTAL					631,898	(2)	547,494	84,404

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(979)		(979)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(700)		(700)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,407)		(1,407)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,214)		(18,214)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(24,972)		(24,972)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,805)		(18,805)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,194)		(10,194)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%	Oct-28		5.10%	(18,638)		(18,638)	—
						(93,909)		(93,909)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,480,272	(2)	$3,425,415	$1,054,857
Weighted-average interest rate						5.07%		5.16%	4.78%

Total Debt of Unconsolidated Affiliates:
Triangle Town Center	Raleigh, NC		Dec-18		4.00%	$139,000	(3)	$139,000	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,050	(4)	10,050	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	5.24%	35,189		—	35,189
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.74%	40,392		—	40,392
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.74%	15,917		—	15,917
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.74%	54,908		—	54,908
York Town Center	York, PA		Feb-22		4.90%	31,584		31,584	—
York Town Center - Pier 1	York, PA		Feb-22		5.23%	1,238		—	1,238
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		5.24%	5,920		—	5,920
West County Center	St. Louis, MO		Dec-22		3.40%	177,768		177,768	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	94,191		94,191	—
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		5.24%	4,662		—	4,662
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	44,558	(5)	44,558	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	109,904		109,904	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,303		5,303	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	269,021		269,021	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	67,958		67,958	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	153,046		153,046	—
						$1,320,609		$1,162,383	$158,226
Weighted-average interest rate						4.03%		3.92%	4.89%

(1)
In April 2019, a new $50,000 loan secured by Volusia Mall was obtained that has a maturity date of April 2024 and a fixed interest rate of 4.56%. The net proceeds from the new loan, combined with the net proceeds from the sale of Honey Creek Mall in April 2019, were used to retire the existing cross-collateralized loans secured by Volusia Mall and Honey Creek Mall.

(2)	See page 14 for unamortized deferred financing costs.

(3)	The non-recourse loan matured in the fourth quarter of 2018 and is in default.

(4)
The joint venture has an interest rate swap on a notional amount of $10,050, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(5)
The joint venture has an interest rate swap on a notional amount of $44,558, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt		Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2018	$—	$13,900	(1)	$—	$13,900	0.31%	4.00%
2019	163,555	—		—	163,555	3.65%	6.49%
2020	175,486	10,050		(979)	184,557	4.12%	6.14%
2021	516,622	—		(700)	515,922	11.52%	5.55%
2022	473,975	128,809		(1,407)	601,377	13.42%	4.67%
2023	1,412,855	166,329		(18,214)	1,560,970	34.84%	4.80%
2024	371,347	57,604		(24,972)	403,979	9.02%	4.46%
2025	37,609	134,510		(18,805)	153,314	3.42%	4.07%
2026	726,944	44,173		(10,194)	760,923	16.98%	5.62%
2028	74,554	76,523		(18,638)	132,439	2.96%	4.95%
Face Amount of Debt	3,952,947	631,898		(93,909)	4,490,936	100.24%	5.07%
Discounts	(10,664)	—			(10,664)	(0.24)%	—%
Total	$3,942,283	$631,898		$(93,909)	$4,480,272	100.00%	5.07%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt		Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2018	$—	$13,900	(1)	$—	$13,900	0.31%	4.00%
2019	217,655	—		—	217,655	4.86%	6.16%
2020	175,486	27,644		(979)	202,151	4.51%	6.06%
2021	474,912	55,609		(700)	529,821	11.83%	5.51%
2022	461,585	111,215		(1,407)	571,393	12.75%	4.64%
2023	1,412,855	110,720		(18,214)	1,505,361	33.60%	4.80%
2024	371,347	57,604		(24,972)	403,979	9.02%	4.46%
2025	37,609	134,510		(18,805)	153,314	3.42%	4.07%
2026	726,944	44,173		(10,194)	760,923	16.98%	5.62%
2028	74,554	76,523		(18,638)	132,439	2.96%	4.95%
Face Amount of Debt	3,952,947	631,898		(93,909)	4,490,936	100.24%	5.07%
Discounts	(10,664)	—			(10,664)	(0.24)%	—%
Total	$3,942,283	$631,898		$(93,909)	$4,480,272	100.00%	5.07%

(1)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019

Debt Covenant Compliance Ratios (1)	Required		Actual
Total debt to total assets	< 60%		52%
Secured debt to total assets	< 40%	(2)	35%
Total unencumbered assets to unsecured debt	> 150%		194%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.3	x

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.

(2)
Secured debt to total assets must be less than 40% for the 2026 Notes. Secured debt to total assets must be less than 45% for the 2023 Notes and the 2024 Notes until January 1, 2020, after which the required ratio will be reduced to 40%.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Three Months Ended 3/31/19 (3)
	3/31/19	3/31/18	3/31/19	3/31/18
Unencumbered consolidated properties:
Tier 1 Malls	N/A	N/A	N/A	N/A	6.1%	(4)
Tier 2 Malls	$332	$339	84.4%	86.4%	43.6%
Tier 3 Malls	275	288	87.4%	86.7%	26.3%
Total Malls	$308	$318	85.7%	86.5%	76.0%

Total Associated Centers	N/A	N/A	96.9%	97.4%	15.4%

Total Community Centers	N/A	N/A	99.4%	97.0%	6.9%

Total Office Buildings and Other	N/A	N/A	94.9%	83.4%	1.7%

Total Unencumbered Consolidated Portfolio	$308	$318	90.4%	90.5%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 27.0% of total consolidated NOI of $127,076,772 (which excludes NOI related to dispositions) for the three months ended March 31, 2019.

(4)	NOI is derived from unencumbered portions of Tier One properties, including outparcels, anchors and former anchors that have been redeveloped, that are otherwise secured by a loan.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/2019 (3)
			3/31/19	3/31/18	3/31/19	3/31/18
Coastal Grand	Myrtle Beach, SC	1,036,848
CoolSprings Galleria	Nashville, TN	1,165,860
Cross Creek Mall	Fayetteville, NC	983,591
Fayette Mall	Lexington, KY	1,158,149
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,457
Hamilton Place	Chattanooga, TN	1,160,825
Hanes Mall	Winston-Salem, NC	1,435,259
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,215,127
Northwoods Mall	North Charleston, SC	748,219
Oak Park Mall	Overland Park, KS	1,518,197
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
Richland Mall	Waco, TX	693,450
Southpark Mall	Colonial Heights, VA	676,797
Sunrise Mall	Brownsville, TX	802,906
West County Center	Des Peres, MO	1,196,796
Total Tier 1 Malls		17,209,144	$459	$445	93.8%	92.6%	41.2%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/2019 (3)
			3/31/19	3/31/18	3/31/19	3/31/18
Arbor Place	Atlanta (Douglasville), GA	1,161,914
Asheville Mall	Asheville, NC	973,387
Dakota Square Mall	Minot, ND	764,671
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	837,550
Frontier Mall	Cheyenne, WY	520,276
Governor's Square	Clarksville, TN	689,563
Harford Mall	Bel Air, MD	505,559
Imperial Valley Mall	El Centro, CA	761,958
Kirkwood Mall	Bismarck, ND	815,442
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	657,339
Northgate Mall	Chattanooga, TN	666,783
Northpark Mall	Joplin, MO	892,426
Old Hickory Mall	Jackson, TN	538,934
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	543,038

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/2019 (3)
			3/31/19	3/31/18	3/31/19	3/31/18
Parkdale Mall	Beaumont, TX	1,087,380
Parkway Place	Huntsville, AL	647,802
Pearland Town Center	Pearland, TX	663,773
Post Oak Mall	College Station, TX	788,105
South County Center	St. Louis, MO	1,028,473
Southaven Towne Center	Southaven, MS	642,552
St. Clair Square	Fairview Heights, IL	1,068,998
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	863,443
Volusia Mall	Daytona Beach, FL	1,045,835
West Towne Mall	Madison, WI	829,635
WestGate Mall	Spartanburg, SC	950,777
Westmoreland Mall	Greensburg, PA	973,421
York Galleria	York, PA	748,868
Total Tier 2 Malls		24,651,876	$342	$351	88.3%	89.1%	43.8%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/2019 (3)
			3/31/19	3/31/18	3/31/19	3/31/18
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	860,192
Burnsville Center	Burnsville, MN	1,045,836
CherryVale Mall	Rockford, IL	844,383
Eastland Mall	Bloomington, IL	732,647
Honey Creek Mall	Terre Haute, IN	679,578
Kentucky Oaks Mall	Paducah, KY	719,419
Meridian Mall	Lansing, MI	943,762
Mid Rivers Mall	St. Peters, MO	1,034,302
Monroeville Mall	Pittsburgh, PA	983,997
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,565
Total Tier 3 Malls		9,413,322	$273	$287	85.0%	84.4%	12.9%

Total Mall Portfolio		51,274,342	$377	$378	89.4%	89.3%	97.9%

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/2019 (3)
				3/31/19	3/31/18	3/31/19	3/31/18
Lender Malls:
Greenbrier Mall	Lender	Chesapeake, VA	897,036
Hickory Point Mall	Lender	Forsyth, IL	735,848
Triangle Town Center	Lender	Raleigh, NC	1,255,263
Total Excluded Malls			2,888,147	N/A	N/A	N/A	N/A	2.1%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $127,919,740 for the malls listed in the table above for the three months ended March 31, 2019.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	568,714	$38.88	$34.54	(11.2)%	$35.18	(9.5)%
Stabilized malls	496,998	40.41	35.97	(11.0)%	36.60	(9.4)%
New leases	47,740	55.48	57.67	3.9%	60.62	9.3%
Renewal leases	449,258	38.81	33.66	(13.3)%	34.04	(12.3)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of March 31,
			2019	2018
Operating portfolio:		Same-center stabilized malls	$32.45	$32.86
New leases	271,813	Stabilized malls	32.45	32.66
Renewal leases	692,127	Non-stabilized malls (4)	25.21	26.14
Development portfolio:		Associated centers	13.80	13.74
New leases	149,737	Community centers	16.82	15.99
Total leased	1,113,677	Office buildings	17.32	19.39

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2019, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of March 31, 2019 and March 31, 2018.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Three Months Ended March 31, 2019 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2019:
New	52	106,720	7.33	$48.84	$51.49	$48.10	$0.74	1.5%	$3.39	7.0%
Renewal	326	1,125,918	2.84	29.69	29.93	34.37	(4.68)	(13.6)%	(4.44)	(12.9)%
Commencement 2019 Total	378	1,232,638	3.46	31.35	31.80	35.56	(4.21)	(11.8)%	(3.76)	(10.6)%

Commencement 2020:
New	2	1,151	6.00	232.61	245.67	225.19	7.42	3.3%	20.48	9.1%
Renewal	34	95,924	3.35	41.68	42.33	41.89	(0.21)	(0.5)%	0.44	1.1%
Commencement 2020 Total	36	97,075	3.49	43.94	44.74	44.06	(0.12)	(0.3)%	0.68	1.5%

Total 2019/2020	414	1,329,713	3.46	$32.27	$32.74	$36.18	$(3.91)	(10.8)%	$(3.44)	(9.5)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	133	791,516	4.24%
2	Signet Jewelers Limited (3)	164	238,493	2.79%
3	Foot Locker, Inc.	112	522,392	2.69%
4	Ascena Retail Group, Inc. (4)	161	815,614	2.05%
5	AE Outfitters Retail Company	64	405,605	2.03%
6	Dick's Sporting Goods, Inc.	26	1,467,844	1.91%
7	Genesco Inc. (5)	160	264,292	1.83%
8	The Gap, Inc.	55	655,707	1.41%
9	H&M	43	916,688	1.34%
10	Luxottica Group, S.P.A. (6)	104	238,667	1.31%
11	Express Fashions	40	331,347	1.22%
12	Finish Line, Inc.	47	244,913	1.17%
13	Forever 21 Retail, Inc.	19	406,116	1.14%
14	The Buckle, Inc.	44	228,382	1.12%
15	JC Penney Company, Inc. (7)	48	5,784,176	1.01%
16	Shoe Show, Inc.	41	531,215	0.94%
17	Abercrombie & Fitch, Co.	43	285,253	0.94%
18	Cinemark	9	467,190	0.88%
19	Barnes & Noble Inc.	19	579,660	0.86%
20	Hot Topic, Inc.	96	220,561	0.80%
21	The Children's Place Retail Stores, Inc.	46	201,967	0.78%
22	Ulta	28	288,394	0.69%
23	Claire's Stores, Inc.	82	103,934	0.69%
24	PSEB Group (8)	37	170,649	0.66%
25	GNC Live Well	63	88,429	0.62%
		1,684	16,249,004	35.12%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	JC Penney Co., Inc. owns 29 of these stores.
(8)	PSEB Group operates Eddie Bauer and PacSun.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2019

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2019	2018
Tenant allowances (1)	$2,254	$15,124

Renovations (2)	—	563

Deferred maintenance: (3)
Parking lot and parking lot lighting	88	344
Roof repairs and replacements	62	1,625
Other capital expenditures	3,586	5,878
Total deferred maintenance expenditures	3,736	7,847

Total capital expenditures	$5,990	$23,534

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2019	2018
Quarter ended:
March 31,	$565	$1,810
June 30,		636
September 30,		689
December 31,		983
	$565	$4,118

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019

Properties Opened During the Three Months Ended March 31, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Other - Outparcel Development:
Mid Rivers Mall - CubeSmart Self- storage (3) (4)	St. Peters, MO	50%	93,540	$4,122	$3,235	$653	Jan-19	9.0%

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Outparcel development adjacent to the mall.
(4) Yield is based on the expected yield of the stabilized project.
Redevelopments Completed During the Three Months Ended March 31, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
East Towne Mall - Portillo's	Madison, WI	100%	9,000	$2,956	$2,487	$71	Feb-19	8.0%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	10,000	1,797	513	—	Feb-19	7.6%
Total Redevelopments Completed			19,000	$4,753	$3,000	$71

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at March 31, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Expected Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/Marcus Theaters) (3)	Brookfield, WI	100%	126,710	$26,627	$16,556	$4,116	Fall-19	10.7%
Dakota Square Mall - HomeGoods	Minot, ND	100%	28,406	2,478	2,288	1,310	Spring-19	14.4%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,694	287	Spring-19	10.3%
Hamilton Place - Sears Redevelopment (Cheesecake Factory/Dick's Sporting Goods/Dave & Buster's/Hotel/Office) (3)	Chattanooga, TN	90%	197,683	38,674	11,270	2,055	Spring/Fall-19	7.1%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,932	2,180	35	Spring-19	11.0%

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Expected Opening Date	Initial Unleveraged Yield
Parkdale Mall - Macy's Redevelopment (Dick's Sporting Goods/Five Below/HomeGoods) (3)	Beaumont, TX	100%	86,136	20,899	16,738	10,259	Spring-19	6.4%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,795	5,500	86	Spring-19	8.0%
Total Properties Under Development			534,246	$106,690	$56,226	$18,148

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Brookfield Square and Hamilton Place) and Macy's (Parkdale) buildings in 2017.

Shadow Pipeline of Properties Under Development at March 31, 2019
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Other - Outparcel Development:
Parkdale Mall - Self-storage (2)	Beaumont, TX	50%	68,000 - 70,000	$4,000 - $5,000	Winter-19	10.0% - 11.0%

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Yield is based on expected yield once project stabilizes.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2019

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of March 31, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015
Cross Creek Mall	Fayetteville, NC	Closed	Executed leases for new Entertainment/Restaurants. Construction expected to start in 2019.
Fayette Mall	Lexington, KY		Redeveloped in 2016
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN	Under Construction	Cheesecake Factory Open. Under Construction with Aloft hotel, Dick's Sporting Goods and Dave & Busters.
Hanes Mall	Winston-Salem, NC	Closed 1/19	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office
Jefferson Mall	Louisville, KY	Closed 1/19	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears
Northwoods Mall	North Charleston, SC	Redeveloped (O)	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Richland Mall	Waco, TX	Closed (O)	Sears sold location to Dillard's in 2018. Dillard's expected to open fall 2020.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation/LOIs with tenants.
Sunrise Mall	Brownsville, TX	Open (O)	Owned by Sears
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of March 31, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Open (O)	Owned by Sears.
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage. Under negotiation/LOI with non-retail users.
Dakota Square Mall	Minot, ND	Closed	Under negotiation/LOIs with tenants.	Lease executed with Ross Dress For Less
East Towne Mall	Madison, WI	Open (O)	Owned by Sears. Under negotiation/LOI with non-retail/entertainment uses.	Owned by Third Party
EastGate Mall	Cincinnati, OH	Open	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Frontier Mall	Cheyenne, WY	Closed (O)	Owned by 3rd Party.

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of March 31, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Governor's Square	Clarksville, TN	Closed	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Open	Potential sporting goods/ entertainment/restaurants
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Lease executed with Hobby Lobby.
Kirkwood Mall	Bismarck, ND			Leases out for signature with restaurants, jr. box
Laurel Park Place	Livonia, MI			Lease executed with Dunham's Sports
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northgate Mall	Chattanooga, TN	Closed (O)	Owned by Sears
Northpark Mall	Joplin, MO	Open (O)	Building owned by Sears
Old Hickory Mall	Jackson, TN	Closed	Potential box user
The Outlet Shoppes at Laredo	Laredo, TX
Park Plaza	Little Rock, AR
Parkdale Mall	Beaumont, TX	Open (O)	Owned by Sears
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Closed (O)	Owned by Sears. Under negotiation with retail use.
South County Center	St. Louis, MO	Closed	Executed lease with Round1. Construction expected to begin, late 2019
Southaven Towne Center	Southaven, MS
St. Clair Square	Fairview Heights, IL	Closed (O)	Building Owned by Sears. Under Negotiation with Entertainment User
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears
Valley View Mall	Roanoke, VA	Open (O)	Owned by Sears. Sporting Goods/Entertainment interest.
Volusia Mall	Daytona Beach, FL	Closed (O)	Owned by Sears. Non-retail interest.
WestGate Mall	Spartanburg, SC	Closed (O)	Owned by Sears
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears.	Executed lease with Stadium Live! Casino. Est. 2020 open.
York Galleria	York, PA	Closed	Lease executed with casino. Est. 2020 open.	Executed lease with Penn National Casino. Construction expected to start in 2020.
West Towne Mall	Madison, WI	Redeveloped (O)	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine.	Owned by Third Party. LOI with retailer.

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of March 31, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI	Under Construction	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under construction to add Marcus theater, Whirlyball, restaurants, Conference Center and hotel.	Owned by Third Party. LOI with new use.
Burnsville Center	Burnsville, MN	Closed (O)	Owned by Seritage. LOI with non-retail use.
CherryVale Mall	Rockford, IL	Closed	Executed lease with Tilt	Choice Home Center - Opened Q4 '18.
Eastland Mall	Bloomington, IL	Closed	Under negotiation with tenants.	Under negotiation with tenants.

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of March 31, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Honey Creek Mall	Terre Haute, IN	N/A	Property Sold in April 2019
Kentucky Oaks Mall	Paducah, KY	Under Construction (O)	Owned by Seritage. Burlington and Ross Dress for Less are under construction.	50/50 JV asset. Executed lease with HomeGoods and LOI with two value retailers.
Meridian Mall	Lansing, MI			Executed lease with High Kaliber Karts. Construction expected to start in 2019.
Mid Rivers Mall	St. Peters, MO	Open (O)	Owned by Sears
Monroeville Mall	Pittsburgh, PA
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA	Closed	Under negotiation with potential box user.	Shoprite executed. Est. Summer 2019 open.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).